UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2019 (January 3, 2019)

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451 (Address of principal executive offices) Tel: (775) 473-4744
(Registrant’s Telephone Number)

Not Applicable
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Oroplata Resources, Inc. (the “Company”) has previously appointed Hakan Kostepen to its Advisory Board.

Mr. Kostepen currently serves as Executive Director for Strategy and Innovation at Panasonic Automotive Systems Company of America (“Panasonic”).  Mr. Kostepen has worked at Panasonic from 2004 to the present as a Group Manager for Product Planning and Strategy, as a Chief Product Strategist, and as Director of Planning and Innovation. Previously, Mr. Kostepen worked for Ford Motor Company as an Advanced Product Development and Design Manager from 1994-2003.

Mr. Kostepen graduated from Istanbul Technical University in 1982 with a Bachelor of Science (B.S.) in Electrical Engineering. In 1990, Mr. Kostepen received a Master’s of Science in Administration (M.S.A) in Computer and Information Sciences and Support Services from US Air Force - Central Michigan University. In 1991, Mr. Kostepen received a Master of Engineering in Electrical Engineering and Computer Engineering from the University of North Dakota.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC.

Date: January 3, 2019/s/ Douglas Cole

Douglas Cole

Chief Executive Officer